Exhibit 99.1

Press Release www.shire.com

Director Declaration

July 29, 2015 – Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces that its Chairman, Susan Kilsby, was appointed to the Board of Fortune Brands Home & Security, Inc. on July 28, 2015.

This notification is to satisfy the Company’s obligations under 9.6.14R of the UK Listing Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX